Cooper Standard Announces Intention to Commence a Cash Tender Offer to Purchase up to 4,651,162 Shares of its Common Stock at a Price of $43.00 per Share

NOVI, Mich., March 19, 2013 – Cooper-Standard Holdings Inc. (OTCBB: COSH), the parent company of Cooper Standard Automotive, a leading global supplier of systems and components for the automotive industry, today announced that it intends to commence a cash tender offer to purchase up to 4,651,162 shares of its common stock, representing up to approximately 21.0% of the company’s currently outstanding shares on a fully diluted basis, at a price per share of $43.00. This tender price represents a 14.5% premium to the year-to-date volume-weighted average price of $37.56 per share for the company’s common stock.

Jeffrey Edwards, Chief Executive Officer of Cooper Standard, stated, “The tender offer for our common stock at this level demonstrates our confidence in the future of Cooper Standard and we expect it to be accretive to future earnings per share. Moreover, we believe that the tender offer will benefit our stockholders by providing an efficient mechanism for those who desire to obtain liquidity at a premium over recent trading prices.”

The purchase price for the common stock would be $200 million if the full number of shares is purchased. In addition, the company expects to reserve the right in the tender offer to purchase up to an additional 2% of its outstanding shares of common stock without amending or extending the offer. The company intends to incur up to $175 million of indebtedness to finance the purchase of the shares in the tender offer. The balance of any amounts that may be necessary for the tender offer, and the related fees and expenses, is expected to be funded with existing cash on hand.

Holders of the company’s outstanding shares of convertible preferred stock and the company’s warrants may convert such preferred shares or warrants into common stock pursuant to their respective terms and participate in the common stock tender offer if they so desire.

The tender offer is expected to commence during the week of April 1, 2013, or promptly thereafter, and will remain open for at least 20 business days. The tender offer will be subject to a number of terms and conditions, including that at least 2,906,976 million shares are tendered, but is not expected to be conditioned on receipt of financing. The full terms and conditions of the offer will be described in an offer to purchase and a related letter of transmittal, which will be distributed to the company’s stockholders when the tender offer is commenced.

The company expects that the dealer manager for the tender offer will be J.P. Morgan Securities LLC, the information agent for the tender offer will be D.F. King & Co., Inc., and the depositary for the tender offer will be Computershare Trust Company, N.A.

Neither Cooper Standard nor its board of directors, nor any dealer manager, information agent or depositary in connection with the proposed tender offer, is making any recommendation to stockholders as to whether to tender or refrain from tendering shares in the proposed tender offer. Stockholders must decide how many shares they will tender, if any.

Stockholders will be able to obtain copies of the offer to purchase, letter of transmittal and related materials that will be filed by the company with the Securities and Exchange Commission through the SEC’s internet address at www.sec.gov without charge when these documents become available. Stockholders who have questions, require assistance or require copies of tender offer documents, once available, may contact the information agent, D.F. King & Co., Inc., toll free at (800) 659-6590 (banks and brokers may call collect at (212) 269-5550).

About Cooper Standard

Cooper Standard, headquartered in Novi, Mich., is a leading global supplier of systems and components for the automotive industry. Products include vehicle sealing and exterior systems, fluid and anti-vibration systems. Cooper Standard employs more than 22,000 people globally and operates in 19 countries around the world. For more information, please visit cooperstandard.com.

Tender Offer Statement

The tender offer described in this release has not yet commenced. This release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any shares of the company’s common stock. The solicitation and offer to buy the company’s common stock will only be made pursuant to the offer to purchase, letter of transmittal and related materials that the company will send to its stockholders. Stockholders should read those materials carefully prior to making any decision with respect to the offer because they will contain important information, including the various terms and conditions of the tender offer. Stockholders will be able to obtain copies of the offer to purchase, letter of transmittal and related materials that will be filed by the company with the Securities and Exchange Commission through the SEC’s internet address at www.sec.gov without charge when these documents become available. Stockholders and investors may also obtain a copy of these documents, as well as any other documents the company has filed with the SEC, without charge, from the company or at the company’s website: cooperstandard.com or from the company’s information agent in connection with the offer.

Forward Looking Statements

This news release includes “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, any statements about the company’s plans, strategies, prospects, financing and tender offer. The words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” or future or conditional verbs, such as “will,” “should,” “could” or “may” and variations of such words or similar expressions are intended to identify forward-looking statements. The company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, which include, but are not limited to: cyclicality of the automotive industry with the possibility of further material contractions in automotive sales and production affecting the viability and financial condition of our customers; global economic uncertainty, particularly in Europe; loss of large customers or significant platforms; supply shortages; escalating pricing pressures and decline of volume requirements from our customers; our ability to meet significant increases in demand; availability and increasing volatility in cost of raw materials or manufactured components; our ability to continue to compete successfully in the highly competitive automotive parts industry; risks associated with our non-U.S. operations; foreign currency exchange rate fluctuations; our ability to control the operations of joint ventures for our benefit; the effectiveness of our lean manufacturing and other cost savings plans; product liability and warranty and recall claims that may be brought against us; work stoppages or other labor conditions; natural disasters; our ability attract and retain key personnel; our ability to meet our customers’ needs for new and improved products in a timely manner or cost-effective basis; the possibility that our acquisition strategy may not be successful; our legal rights to our intellectual property portfolio; environmental and other regulations; legal proceedings or commercial and contractual disputes that we may be involved in; the possible volatility of our annual effective tax rate; our ability to generate sufficient cash to service our indebtedness, obtain future financing, and meet dividend obligations on our 7% preferred stock; our underfunded pension plans; significant changes in discount rates and the actual return on pension assets; the possibility of future impairment charges to our goodwill and long-lived assets; the ability of certain stockholders to nominate certain members of the board of directors; operating and financial restrictions imposed on us by our bond indenture and credit agreement; and other risks and uncertainties, including those detailed from time to time in the company’s periodic reports filed with the Securities and Exchange Commission. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the company does not undertake any obligation to update or revise these forward -looking statements to reflect new information or events or circumstances that occur after the date of this news release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the company’s filings with the Securities and Exchange Commission (which are available from the SEC’s EDGAR database at www.sec.gov, at various SEC reference facilities in the United States and via the company’s website at cooperstandard.com).

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Contact for Analysts: Glenn Dong Cooper Standard (248) 596-6031 investorrelations@cooperstandard.com	Contact for Media: Sharon Wenzl Cooper Standard (248) 596-6211 sswenzl@cooperstandard.com

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